UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2018

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

(a)On June 29, 2018, Unifi Manufacturing, Inc. (“UMI”), a subsidiary of Unifi, Inc. (the “Registrant”), entered into an Addendum and Extension to Yarn Purchase Agreement with Hanesbrands Inc. (“HBI”), effective as of June 30, 2018 (the “Amendment”), which amends the Yarn Purchase Agreement between UMI and HBI dated as of September 1, 2014 (as amended, the “Yarn Purchase Agreement”).  Under the Yarn Purchase Agreement, HBI has agreed to purchase certain yarns from UMI or other affiliates of the Registrant.

The Amendment extends the term of the Yarn Purchase Agreement from June 30, 2018 (the current expiration date) to September 30, 2019 and includes certain adjustments to the pricing and payment provisions of the Yarn Purchase Agreement.

The above descriptions of the Yarn Purchase Agreement and the Amendment are qualified in their entirety by reference to the full text of the Yarn Purchase Agreement and all exhibits thereto, a copy of which was filed with the Securities and Exchange Commission as Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 29, 2014, and the Amendment and all exhibits thereto, a copy of which will be filed as an exhibit to a future periodic report of the Registrant, with portions omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date: July 2, 2018	By:	/s/ Jeffrey C. Ackerman
Jeffrey C. Ackerman
Executive Vice President & Chief Financial Officer